Exhibit 99.1
EXL REPORTS 2016 SECOND QUARTER RESULTS

2016 Second Quarter Revenues of $170.5 Million, up 9.5% year over year
Diluted EPS (GAAP) of $0.47, up from $0.35 in Q2 of 2015
Adjusted Diluted EPS (Non-GAAP) of $0.55, up from $0.48 in Q2 of 2015

New York, NY - July 28, 2016 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of operations management and analytics services, today announced its financial results for the quarter ended June 30, 2016.
Rohit Kapoor, Vice Chairman and CEO, commented, “EXL achieved strong second quarter results led by Healthcare and Banking & Financial Services through new strategic deal wins and the expansion of existing client relationships.
“Growth remains strong in both of our business segments; Analytics continued its momentum with 30% year-over-year growth as clients across our verticals continue to leverage our insights and proven proprietary models to grow revenue, manage risk and compliance, identify and mitigate fraud, and improve profitability. In Operations Management, our investments in automation, robotics and digital capabilities continue to be validated in the market.
Earlier this month, we announced the acquisition of Liss Systems Limited, a leader in the digital insurance market in the UK and Europe. Liss strengthens our UK presence and further enhances our solutions and leadership in the insurance domain.”
Vishal Chhibbar, EXL’s CFO, commented, “Our second quarter revenue was $170.5 million, an increase year over year of 11.4% and 1.9% sequentially, in constant currency. Our adjusted diluted EPS was up 14.6% year-over year to $0.55 due to higher revenue and operating leverage. EXL’s balance sheet remains strong with cash and short-term investments of $201 million.
“We have updated our revenue guidance for 2016 to $691 million - $703 million, which represents annual revenue growth of 12-14% on a constant currency basis, from $694 million - $706 million to reflect primarily the impact of currency movements in the second half of the year. Our adjusted diluted EPS guidance for 2016 is unchanged.”

Financial Highlights: Second Quarter 2016
Our business is divided into two reporting segments: Operations Management and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

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Revenues increased to $170.5 million compared to $155.6 million, up 9.5% (11.4% on a constant currency basis) from the second quarter of 2015 and up 2.1% sequentially from the quarter ended March 31, 2016.

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Operations Management revenues increased 4.7% to $130.9 million (6.6% on a constant currency basis) compared to $125.0 million in the second quarter of 2015 and increased 2.2% sequentially from the quarter ended March 31, 2016.

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Analytics revenues increased 29.6% to $39.6 million (31.2% on a constant currency basis) compared to $30.6 million in the second quarter of 2015, and increased 1.7 % sequentially from the quarter ended March 31, 2016.

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Operating income margin for the quarter ended June 30, 2016 was 9.5% compared to 9.8% in the second quarter of 2015 and 9.8% for the quarter ended March 31, 2016. Adjusted operating income margin was 13.7% compared to 13.9% in the second quarter of 2015 and 15.0% for the quarter ended March 31, 2016.

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Diluted earnings per share for the quarter ended June 30, 2016 was $0.47 compared to $0.35 in the second quarter of 2015 and $0.40 for the quarter ended March 31, 2016. Adjusted diluted earnings per share was $0.55 compared to $0.48 in the second quarter of 2015 and $0.56 for the quarter ended March 31, 2016.

Business Highlights: Second Quarter 2016

•	Acquired Liss Systems Limited on July 1, a London-based provider of digital customer acquisition and policy administration solutions for the insurance industry.

•	Won 7 new clients , consisting of 2 new clients in Operations Management and 5 new clients in Analytics.

•	Achieved highest “Leader” and “Star Performer” in Everest Group’s “Property and Casualty Insurance BPO - Service Provider Landscape with PEAK Matrix™ Assessment 2016”.

•	Named in the "Winner's Circle" in "HfS Blueprint: Finance As-a-Service 2016".

•	Positioned as a “Leader” and “Star Performer” in Everest Group’s “Analytics Business Process Services (BPS) - Service Provider Landscape with PEAK Matrix™ Assessment 2016”.

•	Expanded multiple Operations Management relationships, including migrating 53 new processes.
2016 Guidance
Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 67.5, British Pound to U.S. Dollars exchange rate at 1.32, the Philippine Peso to U.S. Dollar exchange rate of 47.0 and all other currencies at current exchange rates, the Company is providing the following guidance for the calendar year 2016:

•	Revenues of $691 million to $703 million, representing annual revenue growth 12% to 14% on a constant currency basis year-over-year.

•	Adjusted diluted earnings per share of $2.25 to $2.35, representing an increase of 11% to 16% year -over-year.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, July 28, 2016 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps businesses enhance growth and profitability in the face of relentless competition and continuous disruption. Using our proprietary  award-winning Business EXLerator Framework™, which integrate analytics, automation, benchmarking, BPO, consulting, industry best practices and technology platforms, EXL looks deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 24,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenues, net	$170,478	$155,621	$337,514	$299,131
Cost of revenues (exclusive of depreciation and amortization)	112,026	100,478	220,405	193,603
Gross profit	58,452	55,143	117,109	105,528
Operating expenses:
General and administrative expenses	21,148	19,990	41,766	38,611
Selling and marketing expenses	12,798	11,844	26,252	23,087
Depreciation and amortization	8,270	8,061	16,403	15,114
Total operating expenses	42,216	39,895	84,421	76,812
Income from operations	16,236	15,248	32,688	28,716
Foreign exchange gain	1,363	1,022	1,832	2,156
Other income, net	5,784	1,335	8,578	2,513
Income before income taxes	23,383	17,605	43,098	33,385
Income tax expense	7,008	5,531	12,903	11,744
Net income	$16,375	$12,074	$30,195	$21,641
Earnings per share:
Basic	$0.49	$0.36	$0.90	$0.65
Diluted	$0.47	$0.35	$0.88	$0.63
Weighted-average number of shares used in computing earnings per share:
Basic	33,621,444	33,417,079	33,500,736	33,327,169
Diluted	34,510,400	34,207,973	34,431,028	34,130,472

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,113	$205,323
Short-term investments	107,594	13,676
Restricted cash	1,537	1,872
Accounts receivable, net	111,383	92,650
Prepaid expenses	7,892	8,027
Advance income tax, net	5,568	2,432
Other current assets	16,685	15,219
Total current assets	343,772	339,199
Fixed assets, net	49,708	47,991
Restricted cash	3,277	3,319
Deferred tax assets, net	10,103	13,749
Intangible assets, net	47,278	52,733
Goodwill	171,035	171,535
Other assets	21,724	22,257
Total assets	$646,897	$650,783
Liabilities and Equity
Current liabilities:
Accounts payable	$4,491	$6,401
Short-term borrowings	10,000	10,000
Deferred revenue	16,157	11,518
Accrued employee cost	33,644	44,526
Accrued expenses and other current liabilities	35,948	34,250
Current portion of capital lease obligations	221	384
Total current liabilities	100,461	107,079
Long term borrowings	35,000	60,000
Capital lease obligations, less current portion	252	278
Non-current liabilities	14,185	17,655
Total liabilities	149,898	185,012
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 35,370,296 shares issued and 33,469,481 shares outstanding as of June 30, 2016 and 34,781,201 shares issued and 33,091,223 shares outstanding as of December 31, 2015	35	35
Additional paid-in-capital	268,506	254,052
Retained earnings	351,184	320,989
Accumulated other comprehensive loss	(71,045)	(67,325)
Total including shares held in treasury	548,680	507,751
Less: 1,900,815 shares as of June 30, 2016 and 1,689,978 shares as of December 31, 2015, held in treasury, at cost	(51,863)	(42,159)
ExlService Holdings, Inc. stockholders’ equity	$496,817	$465,592
Non-controlling interest	182	179
Total equity	$496,999	$465,771
Total liabilities and equity	$646,897	$650,783

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these adjusted financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. EXL primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the Indian rupee against the U.S. dollar increased from 63.60 during the quarter ended June 30, 2015 to 67.06 during the quarter ended June 30, 2016, representing a depreciation of 5.5%. The average exchange rate of the Philippine peso against the U.S. dollar increased from 44.73 during the quarter ended June 30, 2015 to 46.90 during the quarter ended June 30, 2016, representing a depreciation of 4.8%. The average exchange rate of the U.K pound sterling against the U.S. dollar decreased from 1.55 during the quarter ended June 30, 2015 to 1.42 during the quarter ended June 30, 2016, representing a depreciation of 8.0%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended June 30, 2016 and 2015 and for the three months ended March 31, 2016:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,
	2016	2015	2016
Revenues (GAAP)	$170,478	$155,621	$167,036
subtract: Cost of revenues (GAAP)	(112,026)	(100,478)	(108,379)
subtract: Operating expenses (GAAP)	(42,216)	(39,895)	(42,205)
Income from operations (GAAP)	$16,236	$15,248	$16,452
add: Stock-based compensation expense (a)	4,450	3,553	5,809
add: Amortization of acquisition-related intangibles (b)	2,717	2,808	2,715
Adjusted operating income (Non-GAAP)	$23,403	$21,609	$24,976
Adjusted operating income margin as a % of Revenues (Non-GAAP)	13.7%	13.9%	15.0%
add: Depreciation	5,553	5,253	5,418
Adjusted EBITDA (Non-GAAP)	$28,956	$26,862	$30,394
Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	17.0%	17.3%	18.2%

(a)	To exclude stock-based compensation expense under ASC Topic 718.

(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2016	2015	2016
Net income (GAAP)	$16,375	$12,074	$13,820
add: Stock-based compensation expense (a)	4,450	3,553	5,809
add: Amortization of acquisition-related intangibles (b)	2,717	2,808	2,715
subtract: Tax impact on stock-based compensation expense	(1,600)	(1,320)	(2,156)
subtract: Tax impact on amortization of acquisition-related intangibles	(734)	(716)	(720)
subtract: Changes in fair value of earn-out consideration (net of tax) (c)	(2,365)	-	(150)
Adjusted net income (Non-GAAP)	$18,843	$16,399	$19,318
Adjusted diluted earnings per share (Non-GAAP)	$0.55	$0.48	$0.56

(a)	To exclude stock-based compensation expense under ASC Topic 718.

(b)	To exclude amortization of acquisition-related intangibles.

(c)	To exclude change in fair value of earn-out consideration related to the RPM acquisition.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com